Exhibit 99.6

MEDICAL RESEARCH GROUP, INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 30, 2001	March 31, 2000
	(in thousands)
NET SALES	$71.6	$355.7
COSTS AND EXPENSES:
Cost of products sold	851.3	970.2
Research and development	2,685.3	1,819.0
Selling, general and administrative	849.3	646.2
Interest (income) expense, net	(129.4)	(125.7)

Total costs and expenses	4,256.5	3,309.7

LOSS BEFORE INCOME TAXES	(4,184.9)	(2,954.0)
PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(4,184.9)	$(2,954.0)

See Notes to Condensed Financial Statements.

MEDICAL RESEARCH GROUP, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 30, 2001	December 31, 2000
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56,640.3	$4,733.7
Accounts receivable	69.8	46.7
Inventories	2,881.6	3,107.4
Prepaid expenses and other current assets	508.3	137.0

Total current assets	60,100.0	8,024.8

PROPERTY, PLANT AND EQUIPMENT, Net	2,807.1	2,719.8
LONG-TERM INVESTMENTS	1,400.0	1,400.0
OTHER ASSETS	296.8	3.6

TOTAL ASSETS	$64,603.9	$12,148.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$211.3	$—
Accounts payable	1,775.1	907.9
Accrued payroll and related expenses	440.4	536.9
Other accrued expenses	156.0	856.6

Total current liabilities	2,582.8	2,301.4

NOTE PAYABLE	—	3,600.4
DEFERRED REVENUES	32,900.0	2,900.0

Total liabilities	35,482.8	8,801.8

STOCKHOLDERS' EQUITY:
Common stock—par value $.001	23.4	21.5
Additional paid-in capital	63,471.8	33,514.1
Accumulated deficit	(34,374.1)	(30,189.2)

Total stockholders' equity	29,121.1	3,346.4

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,603.9	$12,148.2

See Notes to Condensed Financial Statements.

MEDICAL RESEARCH GROUP, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 30, 2001	March 31, 2000
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,184.9)	$(2,954.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	259.6	264.2
Changes in operating assets and liabilities:
Accounts receivable, net	(23.1)	.6
Inventories	225.8	(92.3)
Prepaid expenses and other current assets	(371.3)	(138.6)
Other assets	(293.2)	(100.0)
Accounts payable and accrued liabilities	70.1	(226.1)
Deferred revenues	30,000.0	1,500.0

Net cash provided by (used in) operating activities	25,683.0	(1,746.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(346.9)	(152.7)

Net cash used in investing activities	(346.9)	(152.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in short-term borrowings	211.3	—
Repayment of note payable	(3,600.4)	—
Proceeds from stockholder contributions	29,959.6	44.3

Net cash provided by financing activities	26,570.5	44.3

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	51,906.6	(1,854.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,733.7	13,568.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$56,640.3	$11,714.2

See Notes to Condensed Financial Statements.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information necessary for a fair presentation of results of operations, financial position, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, the financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company's results for the periods presented. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from these estimates.

Note 2—Related Party Transactions

    On March 15, 2000, the Company licensed to Advanced Bionics distribution rights for an implantable neural pump, which the Company is developing, in exchange for $1.5 million in cash and 200,000 shares of Advanced Bionics common stock valued at $1.4 million. The license agreement also provides for additional payments of up to $3.5 million, upon achieving certain development milestones. The total of these two transactions has been recorded as deferred revenue.

    On February 22, 2001, MiniMed Inc. exercised its option to purchase the worldwide distribution rights with respect to the Company's long-term glucose sensor, pursuant to the Glucose Sensor Option Agreement dated September 1, 1998. To exercise this option, MiniMed paid $30.0 million to the Company. This transaction has been recorded as deferred revenue. At the same time, a note payable to MiniMed of $3.6 million was repaid, and the operating agreements between MiniMed and the Company were restructured. Concurrently with this restructuring, MiniMed made a $30.0 million equity investment in the Company, thereby acquiring approximately eight percent of its outstanding shares. Additionally, the Company waived prior minimum purchase commitments, and MiniMed agreed to make mandatory minimum purchases of implantable pump units from the Company aggregating $17.1 million over the next four years.

    In addition to maintaining these mandatory purchase commitments in order to maintain its exclusive marketing rights with respect to implantable pumps, MiniMed is required to pay license fees of $12.5 million to the Company upon achievement of development milestones for future products for the treatment of diabetes that are in the early stages of development. MiniMed is also required to pay additional fees of up to $12.0 million in periods subsequent to 2002, subject to reduction of that amount to the extent that MiniMed purchases implantable pumps in excess of its minimum purchase requirements. If MiniMed fails to satisfy the minimum purchase commitments in 2003 or 2004 or fails to make the required license fee payment, the Company has the right to repurchase all of the distribution rights for the implantable pump and the long-term glucose sensor for $60.0 million or purchase the distribution rights to the Company's next generation implantable pump for $7.5 million. In addition, the Company has the right to terminate the exclusive nature of MiniMed's distribution rights if MiniMed fails to meet continuing minimum purchase requirements after 2004. The Company has agreed to supplement MiniMed's funding of the development of the special insulin for the implantable pump system and to fund a greater portion of the clinical trials of the long-term glucose sensor. MiniMed has also agreed that its exclusive marketing rights to the implantable pump will be limited to the treatment of diabetes and not any other medical conditions.

    During the second quarter, the Company encountered manufacturing difficulties with its implantable pump system and notified MiniMed that sales of implantable pumps would be discontinued until the manufacturing difficulties were resolved. In connection with this problem, the Company recorded a reserve for estimated product returns from MiniMed that reduced sales to a nominal amount for the first quarter.

Note 3—Inventories

    Inventories consisted of the following (amounts in thousands):

	March 30, 2001	December 31, 2000
Finished goods	$214.2	$468.0
Work in process	1,677.0	1,667.8
Raw materials	990.4	971.6

Total	$2,881.6	$3,107.4

Note 4—Subsequent Events

    On August 28, 2001, Medtronic, Inc. acquired all of the Company's outstanding common stock. Each share of common stock was exchanged into $17.00 in cash. The total estimated acquisition cost of the Company is approximately $398.6 million, which represents the cost to acquire outstanding common shares other than shares owned by MiniMed valued at $31.8 million, as well as estimated fees and expenses associated with the merger and the cash cost of employee stock options surrendered in the acquisition.